Exhibit 10.6.5

PROGRAM SERVICES AGREEMENT

Between

ING Life Insurance and Annuity Company

and

ABA Retirement Funds

Purchase Order No. 6

This is Purchase Order No. 6 to the Program Services Agreement between ING Life Insurance and Annuity Company (“ING”) and ABA Retirement Funds (“ABA RF”) effective May 1, 2009 (the “Agreement”).

I.	Describe the Current Service Being Changed (If unrelated to any existing service, do not complete):

This Purchase Order specifically addresses the functionality to allow participants to allocate contributions and loan repayments directly to their Self-managed brokerage account (“SMBA”) at TD Ameritrade (“TDA”). It also includes the elimination of the requirement that a participant keep at least 5% of their assets in the Core Fund Options.

II.	Describe the Reason for Making the Change:

The reasons for making these changes:

1.	The restriction that only 95% of a participant’s balance can be invested in SMBA is not necessary since the new arrangement with TDA offsets the SMBA holders Program Expenses; these offsets are applied pro-rata to the Funds.

2.	The ability by a participant to allocate contributions and loan repayments directly to his/her brokerage account will:

•	eliminate participant dissatisfaction resulting from the new equity wash requirement (the restriction of transfer of assets from the Stable Asset Return Fund (“SARF”) directly into the SMBA)

•	make the Program more competitive.

III.	The Proposed Change:

A.	Enable the SMBA “fund” on the VRU, pWeb (participant website) and recordkeeping system to accept contributions and loan repayments.

B.	Delete any code that restricts the SMBA fund from contributions and loan repayments and the 5% Core Funds restriction.

C.	Development of business and functional design documents that highlight any areas requiring development based upon the findings from the project meeting sessions.

D.	Anticipated areas of development are IPS recordkeeping system, Voice Response Unit, Pweb (participant website) and all reports and forms provided to participants and sponsors showing the Investment Options. This includes updating over 4,000 Plan Profiles to open the SMBA fund, downloads for Census reports and files and downloads to the AB70 subsystem and 5500 software.

E.	Attendance and preparation for project meetings (external) sessions from April 2011 through August 2011 for IPS Implementation Services and IT project personnel not otherwise part of the ABA RF Program Services Unit required by the Agreement (see Section VII for additional staffing details). Meetings consist of reviewing ING Best Practices, tracking requirements and Action Items Log.

IV.	Why the Change is Outside the Scope of the Current Agreement (or the Statement of Work):

A.	The current agreement required that 5% of a participant’s account remain in the Core Funds and did not allow for allocating contributions and loan repayments directly into SMBA.

Fee Schedule Changes (Including implementation costs and hourly rates, if applicable):

One-time project costs, as described herein, not to exceed $41,000

V.	Implementation Plan and Timetable:

The functionality will be available on or about August 26, 2011.

VI.	Staffing For the Implementation and Ongoing Services:

There will be no additions to ongoing staffing levels. The project will be staffed with appropriate Implementation Services (project) Team personnel and IT personnel necessary to complete the changes outlined in Section III.

Please see Attachment A which summarizes the project resources broken out by job type with total estimated project hours for each role. The resources are separated by project resources, for which the fee applies, and dedicated Program Services Unit resources, for which there is no additional cost.

VII.	ABA RF Oversight:

ABA RF Staff will be invited to participate in regularly scheduled project meetings to monitor the progress of the project. At the completion of the project an accounting of the total hours spent will be provided.

VIII.	Miscellaneous:

Except as otherwise specifically provided herein, all other terms and conditions of the Agreement remain unchanged. All terms and conditions of this Purchase Order constitute an integral part of the Agreement following execution of the Purchase Order and are subject to all of the terms and conditions of the Agreement.

IN WITNESS WHEREOF, each of the parties hereto have had this Purchase Order executed by its duly authorized representative evidencing that party’s agreement to the terms and conditions contained herein, effective June 28, 2011.

ABA RETIREMENT FUNDS		ING LIFE INSURANCE AND ANNUITY COMPANY

By:	/s/ Marvin E. Aspen	By:	/s/ Beth Halberstadt

Name:	Marvin E. Aspen	Name:	Beth Halberstadt

Title:	President	Title:	Sr. Vice President

Date:	June 28, 2011	Date:	June 28, 2011